                                                                    Exhibit 99.3

                          General Motors Corporation

                    OFFER TO EXCHANGE 1.065 SHARES OF
                             CLASS H COMMON STOCK
                FOR EACH SHARE OF $1 2/3 PAR VALUE COMMON STOCK
                             UP TO AN AGGREGATE OF

            86,396,977 SHARES OF $1 2/3 PAR VALUE COMMON STOCK

To Brokers, Securities Dealers, Commercial Banks, Trust Companies and Other
Nominees:

   General Motors Corporation ("GM") is offering, upon the terms and subject to the conditions set forth in the enclosed Offering Circular-Prospectus dated April 24, 2000 (the "Offering Circular-Prospectus") and the enclosed Letter of Transmittal and the instructions thereto (collectively, the "Letter of Transmittal" and, together with the Offering Circular-Prospectus, the "Exchange Offer"), to exchange 1.065 shares of Class H common stock for each share of $1 2/3 par value common stock validly tendered up to an aggregate of 86,396,977 shares of $1 2/3 par value common stock validly tendered and exchanged.

   We are asking you to contact your clients for whom you hold shares of $1 2/3 par value common stock registered in your name or in the name of your nominee. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients, provided that you request such reimbursement from GM within a reasonable period of time. GM will not be responsible for any stock transfer taxes payable as a result of the transaction.

   As described in the Offering Circular-Prospectus, GM is not conducting the exchange offer in any jurisdiction where the exchange offer would not be legal under the laws of such jurisdiction. In addition, there are certain foreign jurisdictions where GM is relying on a private placement or other similar exemption or exception under the applicable laws of such jurisdictions in order to conduct the exchange offer in such jurisdictions. Accordingly, you are hereby instructed not to forward any of the enclosed materials to any clients for whom you hold shares of $1 2/3 par value common stock registered in your name or the name of your nominee, if such client is located in any of the following jurisdictions: Austria, Brazil, China, France, Ireland, Israel, Italy, Japan, Mexico, Norway and Sweden.

   GM will pay to a Soliciting Dealer, as defined herein, a solicitation fee of $0.75 per share, up to a maximum of 1,000 shares per tendering stockholder, for each share of $1 2/3 par value common stock validly tendered and accepted for exchange pursuant to the Exchange Offer if such Soliciting Dealer has affirmatively solicited and obtained such tender, except that no solicitation fee shall be payable in connection with a tender of shares of $1 2/3 par value common stock by a stockholder (a) tendering more than 10,000 shares of $1 2/3 par value common stock or (b) tendering outside the United States. "Soliciting Dealer" includes (1) any broker or dealer in securities which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. or (2) any bank or trust company located in the United States. In order for a Soliciting Dealer to receive a solicitation fee with respect to the tender of shares of $1 2/3 par value common stock, the Exchange Agent must have received by three NYSE trading days after the expiration date a properly completed and executed form entitled "Notice of Solicited Tenders" as attached.

   Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee. GM and the Exchange Agent reserve the right to require additional information, if deemed by GM to be warranted under the circumstances.

   All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by GM in its sole and absolute discretion, which determination will be final and binding. None of GM, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

   Soliciting Dealers will include any of the organizations described in clauses (1) and (2) above even when the activities of such organizations in connection with the Exchange Offer consist solely of forwarding to clients material relating to the Exchange Offer, including the Offering Circular-Prospectus and the related Letter of Transmittal, including the instructions thereto, and validly tendering shares of $1 2/3 par value common stock as directed by beneficial owners thereof; provided that under no circumstances shall any fee be paid to Soliciting

Dealers more than once with respect to any share of $1 2/3 par value common stock. No Soliciting Dealer is required to make any recommendation to holders of shares of $1 2/3 par value common stock as to whether to tender or refrain from tendering in the Exchange Offer. No assumption is made, in making payment to any Soliciting Dealer, that its activities in connection with the Exchange Offer included any activities other than those described above, and for all purposes noted in all materials relating to the Exchange Offer, the term "solicit" shall be deemed to mean no more than processing shares of $1 2/3 par value common stock tendered or forwarding to customers materials regarding the Exchange Offer.

   No fee shall be paid to a Soliciting Dealer with respect to shares of $1 2/3 par value common stock beneficially owned by such Soliciting Dealer or with respect to any shares that are registered in the name of a Soliciting Dealer unless such shares are held by such Soliciting Dealer as nominee and are validly tendered for the benefit of a beneficial holder. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall, by reason of its solicitation of tenders in the Exchange Offer, be deemed to be the agent of GM, Hughes, the Exchange Agent, the Dealer Manager, the Marketing Manager or the Information Agent in connection with the Exchange Offer.

   Enclosed is a copy of each of the following documents:

  1.The Offering Circular-Prospectus.

  2.The Letter of Transmittal for your use and for the information of your clients.

  3.The Instructions to the Letter of Transmittal for your use and for the information of your clients.

  4.The Notice of Guaranteed Delivery.

  5. A form of letter which may be sent to your clients for whose account you hold shares of $1 2/3 par value common stock registered in your name or the name of your nominee with space provided for obtaining the clients' instructions with regard to the Exchange Offer.

  6.Guidelines for Certification of Taxpayer Identification Number on
       Substitute Form W-9.

  7.Letter from GM to $1 2/3 par value stockholders.

   Your prompt action is requested. The Exchange Offer will expire at 12:00 midnight, New York City time, on Friday, May 19, 2000, or if extended by GM, the latest date and time to which it is extended (the "Expiration Date"). Shares of $1 2/3 par value common stock validly tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Offering Circular-Prospectus, at any time prior to the Expiration Date and after the expiration of 40 business days from the commencement of the Exchange Offer, if not theretofore accepted for exchange.

   To participate in the Exchange Offer, certificates for shares of $1 2/3 par value common stock (or evidence of a book-entry delivery into the Exchange Agent's account at The Depository Trust Company) and a duly executed and properly completed Letter of Transmittal or a manually signed facsimile thereof together with any other required documents, or an agent's message in connection with a book-entry transfer, must be delivered to the Exchange Agent in accordance with the terms and conditions of the Exchange Offer. If holders of shares of $1 2/3 par value common stock wish to tender their shares, but it is impracticable for them to do so prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures described in the Offering Circular-Prospectus at "The Exchange Offer--Guaranteed Delivery Procedures."

   Additional information concerning the Exchange Offer and additional copies of the enclosed material may be obtained from Morrow & Co., Inc. (the "Information Agent") at (877) 816-5329 (toll free) in the United States or at
(212) 754-8000 (collect) elsewhere.

                          NOTICE OF SOLICITED TENDERS

   ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT WITHIN THREE NYSE TRADING DAYS AFTER THE EXPIRATION DATE TO THE ADDRESS SET FORTH ON THE BACK COVER OF THE OFFER. NOTICES MAY BE DELIVERED BY FACSIMILE TO THE EXCHANGE AGENT AT (781) 575-4826 (CONFIRM RECEIPT BY TELEPHONE (781) 575-
4816).

               Beneficial Owners Qualified for Odd-Lot Treatment

                                                                     Number of
    DTC                                        Number of Shares      Beneficial
Participant     VOI Ticket      VOI Ticket      Requested for         Owner(s)
  Number          Number          Total            Payment          Represented*
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                   Beneficial Owners of 1,000 or less shares

                                                                     Number of
    DTC                                        Number of Shares      Beneficial
Participant     VOI Ticket      VOI Ticket      Requested for         Owner(s)
  Number          Number          Total            Payment          Represented*
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    Beneficial Owners of greater than 1,000 and not more than 10,000 shares

                                                                     Number of
    DTC                                        Number of Shares      Beneficial
Participant     VOI Ticket      VOI Ticket      Requested for         Owner(s)
  Number          Number          Total            Payment          Represented*
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* Use attached sheet if ticket represents more than one Beneficial Owner.

    Beneficial Owners of greater than 1,000 and not more than 10,000 shares

                        Beneficial Owner Breakdown Form

DTC Participant Number:___________________

VOI Ticket Number:________________________

VOI Ticket Total:_________________________

       Number of shares requested for payment per beneficial owner
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     TOTAL

   The acceptance of compensation by such soliciting dealer will constitute a representation by it that: (1) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the Offering Circular-Prospectus; (3) in soliciting tenders of shares of $1 2/3 par value common stock, it has used no soliciting materials other than those furnished by GM; and (4) it has complied with all instructions from GM in this letter.

Print Firm Name _______________________ Address _______________________________

Authorized Signature __________________ City, State, Zip Code _________________

Area Code and Telephone Number ________ Attention _____________________________

                     SOLICITATION FEE PAYMENT INSTRUCTIONS

 Issue check to:

 Firm ______________________________________________________________________
                                (Please Print)

 Attention _________________________________________________________________

 Address ___________________________________________________________________
 ___________________________________________________________________________
                              (Include Zip Code)

 Phone Number ______________________________________________________________

 Taxpayer Identification or Social Security No. ____________________________

 Applicable VOI Number _________________  Number of Shares _________________


If solicitation fees are to be paid to another Eligible Institution(s), please complete the following:

 Issue check to:

 Firm ______________________________________________________________________
                                (Please Print)

 Attention _________________________________________________________________

 Address ___________________________________________________________________
 ___________________________________________________________________________
                              (Include Zip Code)

 Phone Number ______________________________________________________________

 Taxpayer Identification or Social Security No. ____________________________

 Applicable VOI Number _________________  Number of Shares _________________


*NOTE: IF ADDITIONAL PAYMENT INSTRUCTIONS, PLEASE COPY AND ATTACH.

                                          Very truly yours,

                                          GENERAL MOTORS CORPORATION

   NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF GM, HUGHES, THE EXCHANGE AGENT, THE DEALER MANAGER, THE MARKETING MANAGER OR THE INFORMATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR-PROSPECTUS OR THE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS THERETO.